UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CuRRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 16, 2007

Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire

(State or other jurisdiction of incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)

(603) 882-5191

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Pennichuck Corporation and City of Nashua, New Hampshire Agree to a 120-Day Postponement of Eminent Domain Proceedings; New Hampshire Public Utilities Commission Unanimously Approves Postponement.

      On January 16, 2007, Pennichuck Corporation and the City of Nashua agreed to a 120-day postponement of the eminent domain proceedings that were being held before the New Hampshire Public Utilities Commission ("PUC"). On that day, the PUC unanimously approved the postponement agreement effective immediately.

      The full text of the press release announcing the agreement between Pennichuck Corporation and the City of Nashua to postpone the eminent domain proceedings issued by the Company on January 16, 2007 is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

      The full text of the press release announcing the New Hampshire Public Utilities Commission unanimous approval of the postponement agreement issued by the Company on January 16, 2007 is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release - "Pennichuck and Nashua Agree to Postpone Eminent Domain Proceedings" issued by the Company dated January 16, 2007.

	99.2	Press Release - "Public Utilities Commission Approves Postponement of Eminent Domain Proceedings" issued by the Company dated January 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: January 18, 2007	By:	/s/ William D. Patterson

Name: William D. Patterson Title: Senior Vice President and Chief Financial Officer

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